Exhibit 99.1

Rekor Systems Selected for Statewide Texas DOT Contract to Deploy Rekor Command® Platform Award Includes Blanket Purchase Order to Enable Deployment Across All TxDOT Metropolitan, Urban, and Rural Districts

COLUMBIA, MD – June 3, 2025, Rekor Systems, Inc. (NASDAQ: REKR) (the “Company”), a leader in developing and implementing state-of-the-art roadway intelligence technology, today announced it has been selected for a multi-year statewide contract by the Texas Department of Transportation (TxDOT). The award approves the implementation of Rekor Command®— the Company’s advanced incident management and situational awareness platform, to enhance traffic operations, reduce congestion, and improve roadway safety. It includes an eight-figure blanket purchase order that pre-authorizes all TxDOT metropolitan, urban, and rural districts to immediately adopt the technology.

Texas operates the largest state-maintained roadway network in the United States, with over 80,000 miles of highways. As population growth and traffic volumes accelerate, particularly in six of the ten fastest-growing counties in the nation, TxDOT faces increasing pressure to enhance roadway operations, reduce congestion, and improve safety outcomes. Texas has consistently led the nation in adopting cutting-edge transportation technologies, from smart infrastructure to real-time data systems, making it an ideal state for deploying Rekor’s next-generation platform at scale.

TxDOT Director of Strategy and Innovation Darran Anderson stated, “We look forward to continuing our partnership with Rekor to expand the deployment and use of advanced roadway insights powered by big data and intelligent systems to help address safety and congestion across Texas."

Rekor Command® has already demonstrated success in Texas. Initially deployed by the TxDOT Austin District two years ago, the platform underwent an extended, data-driven evaluation that confirmed major operational improvements, including:

●	159% increase in incident detection

●	8.4-minute reduction in median incident detection time

●	83% incident detection accuracy

●	44-minute reduction in incident clearance time

●	29% reduction in secondary crashes

"We are pleased to advance AI for traffic management in collaboration with Rekor and to build on the significant work we have accomplished. We look forward to implementing enhancements to further improve incident response, mobility, and most importantly, save lives. The application of AI continues to evolve our operational practices with the impactful efficiencies provided by the Rekor platform," said Mike Arellano, TxDOT Austin District Deputy Engineer.

"The headline here is simple: Rekor was carefully chosen by TxDOT after a rigorous and competitive process because our technology has delivered measurable results," said Paul-Matthew Zamsky, General Manager, Rekor Command®. "This blanket purchase order allows all urban and rural TxDOT districts to deploy Rekor Command® immediately. With Texas operating the largest roadway network in the United States, Rekor Command® brings scalable, real-time roadway intelligence that integrates seamlessly with virtually any Advanced Traffic Management System (ATMS) nationally and worldwide."

Rekor Command® unifies disparate data sources into a single, AI-powered platform that enhances situational awareness, supports faster decision-making, and improves resource allocation. Replacing an array of diverse and fragmented tools with a single platform that delivers real-time insights and powerful decision support, enabling transportation agencies to proactively manage roads, allocate resources efficiently, and respond faster to incidents.

Under this expanded contract, TxDOT will also deploy several new features, including:

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Traffic Impact Module – A first-of-its-kind decision support tool that uses AI to assess and visualize how incidents affect traffic flow in real time and provide real-time insights to operators for proactive and strategic operations, faster response times, and improved traffic safety, ultimately enhancing overall network performance.

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Work Zone API – Enhances safety by delivering accurate, real-time insights into work zone activity, improving visibility for TxDOT operators and the public. The platform also integrates with the USDOT FHWA’s Work Zone Data Exchange (WZDx), enabling standardized, open data sharing across local and national systems to support broader safety and mobility goals. By making critical work zone information more accessible and actionable, the platform supports safer construction zones, enhances roadway travel time reliability, and strengthens agency coordination.

Rekor Command® will also continue to serve as the data backbone for TxDOT’s Construction Partnership Program (CPP), a foundational data layer for improving regional collaboration, public communication, and traffic management. With this statewide expansion, Rekor's role within the CPP will grow to support additional objectives, most notably by powering the CTX-GO mobile application. Built on real-time data streams from the Rekor platform, CTX-GO delivers timely, unified information to travelers, contractors, and public agencies, ensuring enhanced situational awareness and seamless coordination across Texas's growing infrastructure network.

This contract reinforces Rekor’s growing role as a trusted partner to large-scale transportation agencies. As Texas modernizes its infrastructure, Rekor Command® will help drive smarter, safer, and more resilient roadways across the state.

Learn more about the work being done in TxDOT and hear from Mike Arellano, Austin District Deputy District Engineer, and Anh Selissen, TxDOT's Chief Information Officer, as they explain how the platform has revolutionized their approach to real-time traffic incident detection and response. Click here to watch the video and see how Rekor's AI-driven technology makes Texas roadways safer and more efficient.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a trusted global authority in developing and delivering roadway intelligence utilizing state-of-the-art AI and machine learning. Pioneering the implementation of digital infrastructure in our communities, Rekor is redefining infrastructure by collecting, connecting, and organizing the ' 'world's mobility data — laying the foundation for a digital-enabled operating system for the road. With our Rekor One® Roadway Intelligence Engine at the foundation of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the Date on which they were made and are based on management's assumptions and estimates as of such Date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekorsystems.com